Exhibit 31.1

Certification
of Chief Executive Officer
Pursuant to Section 302 of the
Sarbanes-Oxley Act of 2002

I, Jonathan D. Levy, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Watford Holdings Ltd. (this “Report”); and
2.Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 29, 2021

By:	/s/ Jonathan D. Levy
Name:	Jonathan D. Levy
Title:	Chief Executive Officer